EX-99.23(g)(3)

AMENDMENT TO

AMENDED AND RESTATED

MUTUAL FUND CUSTODY AND

SERVICES AGREEMENT

This Amendment dated the 4th day of October, 2001, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the “Agreement”) by and between JNL Series Trust and JNL Investors Series Trust (each individually the “Trust”) and Boston Safe Deposit and Trust Company (the “Custodian”).

WHEREAS, the Trust and the Custodian have entered into the Agreement; and

WHEREAS, pursuant to Article IV, Section 9(d) of the Agreement, the Trust and the Custodian wish to amend the Agreement to add three additional series to the JNL Series Trust (each such series, together with all other series established by the Trust and made subject to the Agreement in accordance with the terms thereof, shall be referred to as a “Fund” and collectively as the “Funds”).

NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1.          To delete Appendix F of the Agreement and substitute it with Appendix F attached hereto.

2.          Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.          The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

JNL SERIES TRUST JNL INVESTORS SERIES TRUST

By: /s/ Mark D. Nerud
Name: Mark D. Nerud
Title: Vice President

BOSTON SAFE DEPOSIT AND TRUST COMPANY

By: /s/ Christopher Healy
Name: Christopher Healy
Title: First Vice President

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APPENDIX F

LIST OF SERIES

(as of October 4, 2001)

JNL SERIES TRUST	JNL INVESTORS SERIES TRUST

Funds:	Funds:

JNL/J.P. Morgan Enhanced S&P 500	JNL Money Market Fund
Stock Index Series

JNL/Janus Aggressive Growth Series

JNL/Janus Capital Growth Series

JNL/Janus Global Equities Series

JNL/Alger Growth Series

JNL/Eagle Core Equity Series

JNL/Eagle SmallCap Equity Series

JNL/Putnam Growth Series

JNL/Putnam Value Equity Series

PPM America/JNL Balanced Series

PPM America/JNL High Yield Series

PPM America/ JNL Money Market Series

Salomon Brothers/JNL Balanced Series

Salomon Brothers/JNL High Yield Bond Series

Salomon Brothers/JNL Global Bond Series

Salomon Brothers/JNL U.S. Government & Quality Bond Series

T Rowe Price/ JNL Established Growth Series

JNL/Putnam International Equity Series

T Rowe Price/ JNL Mid-Cap Growth Series

JNL/ Alliance Growth Series

JNL/J.P. Morgan International & Emerging Market Series

JNL/PIMCO Total Return Bond Series

JNL/Janus Growth & Income Series

Lazard/ JNL Small Cap Value Series

Lazard/ JNL Mid Cap Value Series

JNL/Putnam Midcap Growth Series

T.Rowe Price/JNL Value Series

JNL/Janus Balanced Series

JNL/Oppenheimer Global Growth Series

JNL/Oppenheimer Growth Series

AIM/JNL Value II Series

AIM/JNL Small Cap Growth Series

AIM/JNL Large Cap Growth Series

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